Exhibit 99.1

NYSE: OXM ICR Conference 2026 January 12, 2026

Tom Chubb Chairman, Chief Executive Officer and President

ICR CONFERENCE 2026 3 NYSE: OXM Cautionary Statement This presentation was prepared as of January 12, 2026, and, except as otherwise provided herein, the information contained in th is presentation is as of January 12, 2026. Any subsequent distribution, dissemination or reproduction of this presentation or any of its content is not an affirmation or restatement of any forward - looking statements contained herein. Forward - Looking Statements This presentation includes statements that constitute forward - looking statements. Such statements are subject to a number of risks, uncertainties and assumptions which could cause actual results to differ materially from those anticipated o r p rojected, including, without limitation, those identified under Part I, Item 1A. Risk Factors contained in our Annual Report on Form 10 - K for the per iod ended February 1, 2025 as updated by Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10 - Q for the First Quarter of Fiscal 2025 ende d May 3, 2025 under the heading “Risk Factors,” those described from time to time in subsequent reports filed with the SEC and those identi fie d in our press release dated December 10, 2025 under the caption, “Safe Harbor”, all of which are available under the Investor Relations tab of our website at oxfordinc.com. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and unce rtainties that could impact the forward - looking statements contained in this presentation. You should not place undue reliance on forward - looking st atements, which speak only as of the date they are made. We disclaim any intention, obligation or duty to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ICR CONFERENCE 2026 4 OUR OBJECTIVE To maximize long - term shareholder value OUR STRATEGY To create sustained profitable growth by driving excellent performance across our portfolio of businesses OUR PURPOSE To evoke happiness in our customers by bringing our iconic lifestyle brands to life through our product, our hospitality, our in - store and online experiences, our brand communications and our customer service OUR FOCUS Generate cash to fund organic growth, acquisition opportunities and return of capital to shareholders

ICR CONFERENCE 2026 5 • Portfolio of happy, upbeat, high - margin lifestyle brands • Founded in 1942 and headquartered in Atlanta, GA • Significant opportunity for profitable growth: • Digital capabilities driving customer reach and engagement • Omnichannel expertise • Compelling and growing bricks and mortar footprint • Brand - enhancing hospitality businesses • Strong cash flow and a long history of returning capital to shareholders • Publicly traded on the New York Stock Exchange since 1964 under the symbol OXM Powering Brands People Love. TTM Revenue by Operating Group (1,2) TTM Revenue by Distribution Channel (1) 1. Trailing twelve months (“ TTM “) as of 11/ 1 /202 5 2. Emerging Brands consist of Southern Tide, The Beaufort Bonnet Company, Duck Head and Jack Rogers $1.5B dŽŵŵǇ ĂŚĂŵĂ ϱϲ й >ŝůůǇ WƵůŝƚǌĞƌ Ϯϯ й :ŽŚŶŶǇ tĂƐ ϭϮ й ŵĞƌŐŝŶŐ ƌĂŶĚƐ ϵ й $1.5B

ICR CONFERENCE 2026 6 • Full lifestyle brand covering a broad array of categories • Aspirational and inspiring messaging • Unique, complementary food and beverage concepts • Advanced omnichannel capabilities • Focus on key regional markets TTM Revenue by Operating Group (1) 1. TTM as of 11/ 1 /202 5 Tommy Bahama 56%

ICR CONFERENCE 2026 7 1. TTM as of 11/ 1 /202 5 • Vibrant colors and proprietary prints • Favorable product mix trends • Advanced omnichannel capabilities • Focus on top 20% of customers TTM Revenue by Operating Group (1) Lilly Pulitzer 23%

ICR CONFERENCE 2026 8 1. TTM as of 11/ 1 /202 5 • Affordable luxury price point drives high spend • Diversifies OXM portfolio across fashion points of view, seasons and geographies • New management team, including new Brand President, Head of Retail and Head of Design • Executing management led turnaround plan TTM Revenue by Operating Group (1) Johnny Was 12%

ICR CONFERENCE 2026 9 • Meaningful source of energy and growth within the portfolio • 10% TTM revenue growth (1) 1. TTM as of 11/ 1 /202 5 Emerging Brands TTM Revenue by Operating Group (1) Emerging Brands 9%

ICR CONFERENCE 2026 10 2.6M TTM Known Unique Active Consumers $395+ Average Annual Spend 62% Customer Retention 82% TTM DTC Sales Key Direct - to - Consumer Stats

ICR CONFERENCE 2026 11 (51) 161 (135) (42) (7) (55) (2) (132) Beginning Net Cash/Debt Cash Flow from Operations Capital Expenditures Dividends Acquisitions Share Repurchases Other Ending Net Cash/Debt Increase Decrease Total Capital Allocation and Cash Flow (TTM) 1. TTM as of 11/ 1 /202 5 2. Primarily includes the acquisition of intellectual property by Lilly Pulitzer and the acquisition of former signature stores

ICR CONFERENCE 2026 12 NYSE: OXM Fiscal 2025 Recap • Challenging consumer and promotional environment pressured traffic, conversion, and margins throughout the year. • Incremental U.S. tariffs represented a significant earnings headwind, driving approximately $25 million to $30 million of ant ici pated full - year additional costs and contributing to year - over - year gross margin contraction. • Mixed portfolio performance, with strength at Lilly Pulitzer and Emerging Brands offset by softness at Tommy Bahama and Johnn y W as. • Decisive actions to strengthen long - term fundamentals, including leadership and operational changes at Johnny Was, enhanced merc handising discipline, and ongoing cost and efficiency initiatives across the enterprise . • Continued long - term investment, including new store openings and significant progress on the Lyons, Georgia fulfillment center s et to go live early Fiscal 2026.

Holiday and Resort Update • Performance during the holiday and Resort selling season to date is on track to meet the lower end of our previous guidance range issued on December 10, 2025 • January is a very important month given our Resort focus

ICR CONFERENCE 2026 14 NYSE: OXM Fiscal 2026 Outlook • Clear focus on improving profitability, supported by confidence in the operational and strategic levers already put in place. • Cost - reduction initiatives expected to deliver operational efficiencies and margin improvement. • Merchandising and marketing initiatives at Johnny Was expected to gain traction, with merchandising efficiencies extending ac ros s the portfolio. • Ongoing focus on input cost reduction and tariff mitigation through sourcing and supply chain actions. • Lower capital intensity expected following completion of the Lyons, Georgia fulfillment center and fewer new store openings, sup porting improved cash flow and debt reduction while continuing to return capital to shareholders.

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